Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  of PHC,  Inc.  on Form S-3 (No.'s  333-2246,  333-41494,  333-76137,
333-117146 and 333-141431) and Form S-8 (No's  333-102402 and 333-123842) of our
report dated September 27, 2007, with respect to our audits of the consolidated financial statements of PHC, Inc. as of June 30, 2007 and 2006 and for the years then ended, which is included in the Annual Report on Form 10-K for the year ended June 30, 2007.

We also consent to the reference to us as "Experts" in the Registration Statements on Form S-3.

/s/ Eisner LLP



New York, New York
September 27, 2007


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